EXHIBIT 99.2
                           ALEXANDER & BALDWIN, INC.
                     1998 STOCK OPTION/STOCK INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------



          AGREEMENT made as of ___________, 1998, by and between ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Company"), and ________________ (the "Optionee").


                              W I T N E S S E T H:
                              -------------------


RECITALS
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     A.   The Company has, with the approval of the shareholders, adopted the
Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan (the "Plan") for the purpose of providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to join and/or remain in the service of the Company or its subsidiaries.

     B. Optionee is an individual who is to render valuable services to the Company or its subsidiaries, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

     C. The granted option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422 of the Internal Revenue
           ---
Code.

     D. For purposes of this Agreement, the following definitions shall be in effect:

          Common Stock:  Common Stock shall mean the shares of the Company's
          ------------
common stock, without par value.

          Employee:  Optionee shall be considered to be an Employee for so long
          --------
as such individual remains in the employ of the Company or one or more of its Subsidiaries.

          Parent:  A corporation shall be deemed to be a Parent of the Company
          ------
if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Section 16(b) Insider:  Optionee shall be considered to be a
          ---------------------
Section 16(b) Insider on any relevant date under this Agreement if Optionee
(A) is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (B) was such an officer or director at any time during the six-month period immediately preceding the date in question and made any purchase or sale of Common Stock during such six-month period which would be taken into account for purposes of such short-swing profit restrictions.

          Service:  Optionee shall be deemed to be in the Service of the
          -------
Company for so long as Optionee renders services on a periodic basis to the Company (or any Subsidiary or Parent) as an Employee.

          Subsidiary:  A corporation shall be deemed to be a Subsidiary of the
          ----------
Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each corporation in such chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   GRANT OF OPTION.  Subject to and upon the terms and conditions
               ---------------
set forth in this Agreement, the Company hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to __________ shares of Common Stock (the "Optioned Shares") at the price of
_______________ Dollars ($________) per share (the "Option Price"). In addition, Optionee shall be eligible to receive a new option (a "reload option"), subject to the terms and conditions set forth in the Addendum attached hereto and incorporated herein by reference, on each occasion Optionee exercises this option for one or more Optioned Shares by delivering previously-acquired shares of Common Stock in payment of the Option Price and satisfying certain other conditions set forth in such Addendum.

          2.   OPTION TERM.   This option shall have a maximum term of ten
               -----------
years measured from the Grant Date and shall accordingly expire at the close of business on _________, 2008 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5 or 7 of this Agreement.

          3.   LIMITED TRANSFERABILITY.  During the Optionee's lifetime, this
               -----------------------
option shall be exercisable only by Optionee and shall not be transferable or assignable by Optionee except for a transfer of this option by will or by the laws of descent and distribution following Optionee's death.

          4.   EXERCISABILITY.  This option shall become fully exercisable for
               --------------
all of the Optioned Shares upon the expiration of the six-month period measured from July 27, 1998 (the "Commencement Date") and may thereafter be exercised for any or all of the Optioned Shares. The option shall remain so exercisable until the expiration or sooner termination of the option term.

          5.   CESSATION OF SERVICE; TERMINATION OF OPTIONS.   The option term
               --------------------------------------------
specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                        (i)   Except as otherwise provided in subparagraphs
(ii) through (vi) below, should Optionee cease to remain in the Service of the Company at any time during the option term, then the period for exercising this option shall be reduced to a three-year period commencing with the date of such cessation of Service. During such three-year period, this option may not be exercised for more than that number of Optioned Shares (if any) for which this option is exercisable at the time of Optionee's cessation of Service. In no event, however, shall this option be exercisable at any time after the Expiration Date.

                       (ii) Should Optionee's Service be terminated by the Company other than for Misconduct (as defined in subparagraph (v) below) or Cause (as defined in the Employment Agreement between Optionee and the Company dated as of July 27, 1998), then the exercisability of this option, to the extent it is not otherwise at the time fully exercisable, shall be automatically accelerated so that such option shall become fully exercisable with respect to the total number of Optioned Shares at the time subject to this option, and this option shall cease to be exercisable upon the earlier of
(A) the expiration of three-year period commencing with the date of such termination by the Company, or (B) the Expiration Date.

                      (iii) Should Optionee die while this option is outstanding, then (A) the exercisability of this option, to the extent it is not otherwise at the time fully exercisable, shall be automatically accelerated so that such option shall become fully exercisable with respect to the total number of Optioned Shares at the time subject to this option, and (B) the personal representative of Optionee's estate (or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of the Optioned Shares. Such right shall lapse, and this option shall cease to be exercisable, upon the earlier of (A) the expiration of the twelve-month period measured from the date of Optionee's death or (B) the Expiration Date.

                       (iv) Should Optionee become disabled and cease by reason thereof to remain in the Service of the Company at any time during the option term, then Optionee shall have a period of three years (commencing with the date of such cessation of Service) to exercise this option for any or all of the Optioned Shares for which this option either is exercisable at the time of Optionee's cessation of Service or becomes exercisable during the subsequent three-year period. In no event, however, shall this option be exercised at any time after the Expiration Date. For purposes of this Agreement, Optionee shall be deemed to be disabled if Optionee is, by reason of any medically-determinable physical or mental impairment (A) which is expected to result in death or (B) which is expected to be, or is, of continuous duration of twelve consecutive months or more, unable to perform his/her usual duties for the Company (or any Subsidiary or Parent) employing his/her services.

                        (v) Should Optionee's Service be terminated by the Company for Misconduct (as defined below) or Cause (as defined in the Employ-ment Agreement between Optionee and the Company dated as of July 27, 1998), or should Optionee (a) engage in any post-Service activity, whether as an Employee, consultant, advisor, or otherwise, competitive with the business operations of the Company (or any Subsidiary or Parent), or (b) engage in any other conduct, while in Service or following cessation of Service, materially detrimental to the business or affairs of the Company (or any Subsidiary or Parent), as determined in the sole discretion of the Plan Administrator, then this option shall terminate immediately and cease to be outstanding. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Subsidiary or Parent), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Subsidiary or Parent) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Subsidiary or Parent) may consider as grounds for the dismissal or discharge of Optionee or other person in the Service of the Company (or any Subsidiary or Parent).

                       (vi)   Except as otherwise provided in subparagraphs
(ii) through (iv) above, should Optionee cease Service for any reason prior to the expiration of the six- (6) month period measured from the Commencement Date, then this option shall immediately terminate and cease to be outstanding without ever becoming exercisable for any of the Optioned Shares.

            6.    ADJUSTMENT IN OPTIONED SHARES.
                  -----------------------------

                  a. In the event any change is made to the Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, the number and/or class of shares purchasable under this option and the Option Price payable per share shall be adjusted appropriately to prevent the dilution or enlargement of Optionee's benefits hereunder.

                  b. If this option remains outstanding following any merger or other business combination involving the Company, then this option shall be adjusted appropriately to apply and pertain to the number and class of securities which would have been issuable, in the consummation of such merger or business combination, to an actual holder of Common Stock for the same number of shares as are subject to this option immediately prior to such merger or business combination. Appropriate adjustments also shall be made to the Option Price payable per share; provided, however, that the aggregate Option Price shall remain the same.

            7.    ACCELERATION AND CANCELLATION OF OPTIONS.  In the event there
                  ----------------------------------------
should occur a change in control of the Company (a "Change in Control"), including (without limitation) within the term Change in Control one or more of the following occurrences:

            (i) a merger or consolidation approved by the Company's stock-holders in which securities possessing 35% or more of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

           (ii) any approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, or any sale, transfer or other disposition of all or substantially all of the Company's assets, other than a sale, transfer or other disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, or

          (iii) any other change in control of a nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the 1934 Act, whether or not the Company is at the time required to comply with such Regulation 14A, provided that, without limitation, a change in control shall in all events be deemed to have occurred if (a) any person (as defined in Rule 13d-3 of the 1934 Act) becomes the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing 35% or more of the total combined voting power of the Company's outstanding securities, or (b) there is a change in the composition of the Company's Board of Directors (the "Board") over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases to consist of individuals who either (I) have served continuously as Board members since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by a vote of at least two-thirds of the Board members described in clause (I) who were still in office at the time the Board approved such election or nomination, other than, in the case of either (I) or (II) above, a Board member whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company.

                        then the exercisability of this option, to the extent it is not otherwise at the time fully exercisable, shall be automatically accelerated so that such option shall, immediately prior to the specified effective date of the Change in Control, become fully exercisable for the total number of Optioned Shares at the time subject to this option and may be exercised for all or any portion of such Optioned Shares. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control trans-action.

            8.    SHAREHOLDER RIGHTS.  The holder of this option shall have
                  ------------------
none of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option, paid the Option Price and been issued one or more stock certificates for the purchased shares.

            9.    MANNER OF EXERCISING OPTION.
                  ---------------------------

                  a. In order to exercise this option for one or more of the Optioned Shares, Optionee (or in the case of exercise after Optionee's death, Optionee's legal representative, executor, administrator, heir or legatee, as the case may be) must take the following actions:

                        (i) Deliver to the Secretary of the Company, or his/her designee, a written notice of exercise (the "Exercise Notice") in which there is specified the number of Optioned Shares for which the Option is being exercised.

                       (ii) Pay the aggregate Option Price for the purchased shares in one of the following alternative forms:

                        full payment in cash or cash equivalents, such as a certified check, bank draft, personal check or postal or express money order made payable to the Company's order; or

                        full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date; or

                        full payment in a combination of the foregoing.

                      (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

                  b. For purposes of this Agreement, the following definitions shall be in effect:

     Exercise Date:  The Exercise Date shall be the first date on which
     --------
     there shall have been delivered to the Company both (I) the Exercise Notice and (II) the payment of the Option Price for the purchased shares.

     Fair Market Value:  The Fair Market Value of a share of Common Stock
     -----------
     on any relevant date shall be the mean between the highest and lowest selling prices per share of Common Stock on the date in question, as quoted on the NASDAQ National Market (or any successor system).
     Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the mean between the highest and lowest selling prices on such exchange on the date in question. If there is no reported sale of Common Stock on the NASDAQ National Market (or national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the NASDAQ National Market (or such securities exchange) on the last preceding date for which such quotations exist.

                  c. As soon as practicable after the Exercise Date, the Company shall issue to Optionee (or to the other person or persons exercising this option) a certificate or certificates representing the purchased shares.

                  d. In no event may this option be exercised for any fractional shares.

            10.   COMPLIANCE WITH LAWS AND REGULATIONS.
                  ------------------------------------

                  a. The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Common Stock may be listed at the time of such exercise and issuance.

                  b. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

            11.   SUCCESSORS AND ASSIGNS.  Except to the extent otherwise
                  ----------------------
provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

            12.   NON-LIABILITY OF COMPANY.
                  ------------------------

                  a. If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment to the Plan sufficiently increasing the number of shares of Common Stock issuable thereunder is obtained.

                  b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Company shall use reasonable efforts to obtain all such approvals.

            13.   NO IMPAIRMENT OF COMPANY'S RIGHTS.  This Agreement shall not
                  ---------------------------------
in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            14.   NO EMPLOYMENT OR SERVICE CONTRACT.  Nothing in this Agreement
                  ---------------------------------
or in the Plan shall confer upon Optionee any right to continue in the Service of the Company (or any Subsidiary or Parent employing or retaining Optionee) for any period of time or otherwise interfere with or restrict in any way the rights of the Company (or such Subsidiary or Parent) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

            15.   NOTICES.  Any notice required to be given or delivered to the
                  -------
Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary or his/her designee at the principal corporate offices at 822 Bishop Street, Honolulu, HI 96813. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            16.   CONSTRUCTION.  This Agreement and the option evidenced hereby
                  ------------
are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

            17.   TAX WITHHOLDING.
                  ---------------

                  a. The Company's obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                  b. Optionee may elect to have the Company withhold, at the time this option is exercised, a portion of the shares purchased under the option with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% up to 100% as specified by Optionee) of the applicable Federal and State income tax withholding liability incurred by Optionee in connection with the option exercise (the "Withholding Taxes").

                        Any such exercise of the election must be effected in accordance with the following terms and conditions:

                              (i)  The election must be made on or before
     the date the amount of the Withholding Taxes incurred by Optionee in connection with the exercise of the option is determined (the "Tax Determination Date").

                             (ii)  The election shall be irrevocable.

                            (iii)  The election shall be subject to the
     approval of the Plan Administrator, either at the time the election is made or at any earlier time, and none of the shares purchased under the option actually shall be withheld in satisfaction of the Withholding Taxes incurred in connection with the exercise of the option, except to the extent the election is so approved by the Plan Administrator.

                             (iv) The shares withheld pursuant to the election shall be valued at Fair Market Value on the Tax Determination Date in accordance with the valuation provisions of paragraph 9.b of this Agreement.

                              (v)  In no event may the number of shares of
     Common Stock requested to be withheld exceed in Fair Market Value the dollar amount of the Withholding Taxes incurred by Optionee in connection with the exercise of the option.

                  c. Optionee may elect to deliver to the Company, at the time the option is exercised, shares of Common Stock previously acquired by such individual (other than in connection with such option exercise) with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% up to 100% as specified by Optionee) of the Withholding Taxes incurred by Optionee in connection with the option exercise.

                        Any such exercise of the election must be effected in accordance with the following terms and conditions:

                              (i)  The election must be made on or before
     the Tax Determination Date.

                             (ii)  The election shall be irrevocable.

                            (iii)  The election shall be subject to the
     approval of the Plan Administrator, either at the time the election is made or at any earlier time, and none of the delivered shares shall be accepted in satisfaction of the Withholding Taxes, except to the extent the election is so approved by the Plan Administrator.

                             (iv) The delivered shares shall be valued at Fair Market Value on the Tax Determination Date in accordance with the valuation provisions of paragraph 9.b of this Agreement.

                              (v)  In no event may the number of delivered
     shares exceed in Fair Market Value the dollar amount of the Withholding Taxes incurred by the Optionee in connection with the exercise of the option.

            18.   GOVERNING LAW.  The interpretation, performance, and
                  -------------
enforcement of this Agreement shall be governed by the laws of the State of Hawaii.

            19.   COUNTERPARTS.  This Agreement may be executed in counter-
                  ------------
parts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer, and Optionee also has executed this Agreement in duplicate, all as of the day and year indicated above.


                              ALEXANDER & BALDWIN, INC.



                              By ________________________________
                                 Its Vice President


Attest:

__________________________    ___________________________________
Assistant Secretary                        Optionee

                              Address:

                              ___________________________________
                              ___________________________________

                                    ADDENDUM
                                       TO
                      NON-QUALIFIED STOCK OPTION AGREEMENT



            The provisions of this Addendum hereby are incorporated into, and made a part of, that certain Non-Qualified Stock Option Agreement dated
August 27, 1998 (the "Option Agreement"), by and between the Company and Optionee, evidencing the option grant (the "Original Option") made on such date to Optionee under the terms of the Company's 1998 Stock Option/Stock Incentive Plan (the "Plan"). All capitalized terms in this Addendum shall have the meanings assigned to them in the Option Agreement.

                              RELOAD OPTION GRANT

            1.    AUTOMATIC RELOAD GRANT.  Optionee hereby is made eligible to
                  ----------------------
receive one or more automatic option grants under the Plan to the extent Optionee subsequently exercises the Original Option on one or more separate occasions, in accordance with the following requirements:

                  (i) The Original Option is exercised prior to the expiration of the five- (5) year period measured from its Grant Date.

                 (ii) The Option Price is, in connection with such exercise, paid in shares of Common Stock held by the Optionee for a period of at least six (6) months.

                (iii) The Original Option is exercised by Optionee, and not by the legal representative, heirs or legatees of the Optionee's estate.

                  On each occasion on which the Original Option is so exercised by Optionee, Optionee automatically shall be granted at that time (the "Reload Grant Date") a new option (the "Reload Option") to purchase the same number of shares of Common Stock as is delivered in payment of the Option Price. No reload option will be granted for shares of Common Stock delivered or withheld in satisfaction of the withholding tax liability arising from such exercise.

            2.   RELOAD OPTION TERMS.  The terms and provisions of each Reload
                 -------------------
Option granted pursuant to this Addendum shall be exactly the same as the terms and provisions of the Original Option as set forth in the Option Agreement to which this Addendum is attached, except to the extent otherwise indicated below:

            A.   Option Price.  The option price per share of the Common Stock
                 ------------
     purchasable under the Reload Option (the "Reload Option Price") shall be equal to the greater of (i) the Fair Market Value per share of Com-mon Stock on the Reload Grant Date or (ii) one hundred fifty percent (150%) of the Option Price per share in effect under the Original
     Option.

            B.   Payment.  The Reload Option Price shall become immediately due
                 -------
     upon exercise of the Reload Option and shall be payable in any of the forms authorized under the Option Agreement for payment of the Option Price.

            C.   Exercisability.  The Reload Option shall not become
                 --------------
     exercisable until all the Option Shares purchased under the Original Option on the Reload Grant Date have been held by Optionee (or the legal representatives or heirs or legatees of Optionee's estate) for a period of at least two (2) years measured from the Reload Grant Date. In the event any of such Option Shares are sold or otherwise cease to be held by Optionee before the end of such two- (2) year period, the Reload
     Option immediately shall expire in its entirety. Upon the satisfaction of such holding period requirement, the Reload Option shall become exercisable for any or all of the shares of Common Stock at the time subject to such option and shall remain so exercisable until the expiration or sooner termination of the option term of the Reload Option. The exercisability of the Reload Option shall, however, be subject to acceleration to the limited extent provided in Paragraph 5 of this Addendum.

            D.   Option Term.  The Reload Option shall have the same maximum
                 -----------
     option term and Expiration Date as the Original Option, subject to earlier termination, pursuant to the provisions of the Option Agreement, in connection with the Optionee's cessation of Service.

            E.   Limited Transferability.  During Optionee's lifetime, the
                 -----------------------
     Reload Option shall be exercisable only by the Optionee and shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

            3.   NO ADDITIONAL RELOAD OPTION.  No additional Reload Option
                 ---------------------------
shall be granted in connection with the exercise of any Reload Option granted pursuant to this Addendum, whether or not shares of Common Stock are delivered in payment of the Reload Option Price in effect under that Reload Option.

            4.   STOCKHOLDER RIGHTS.  The holder of the Reload Option shall
                 ------------------
have none of the rights of a stockholder with respect to any shares covered by the Reload Option until such individual shall have exercised the Reload Option, paid the Reload Option Price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

            5.   CHANGE IN CONTROL.  The following provisions shall govern the
                 -----------------
treatment of each Reload Option granted pursuant to this Addendum in the event a Change in Control (as such term is defined in the Option Agreement) should occur while that Reload Option is outstanding:

            A. In the event of a Change in Control, the Reload Option immediately will become exercisable for all the shares of Common Stock at the time subject to that option, and may be exercised for any or all of those shares immediately prior to such Change in Control.

            B. Upon the consummation of the Change in Control, the Reload Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

            C. If the Company is the surviving entity in any merger or other business combination which does not result in the termination of the Reload Option, then the Reload Option shall be adjusted appropriately to apply and pertain to the number and class of securities which would be issuable, in consummation of such merger or business combination, to an actual holder of the same number of shares of Common Stock as is subject to such Reload Option immediately prior to such merger or business combination. Appropriate adjustments shall be made to the Reload Option Price per share payable under the Reload Option, provided the aggregate Reload Option Price shall remain the same.

            D. The grant of any Reload Option pursuant to this Addendum shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            6.   MISCELLANEOUS PROVISIONS.  Each Reload Option granted pursuant
                 ------------------------
to this Addendum shall be subject to the following additional terms and provisions.

            A. The Company's obligation to deliver shares of Common Stock upon the exercise of each Reload Option shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

            B. To the extent the Optionee has the right to have a portion of the shares purchased under the Original Option withheld by the Company in satisfaction of the applicable withholding taxes incurred in connection with the exercise of that Option (or otherwise to deliver existing shares of Common Stock in satisfaction of such tax liability), the Optionee shall have the similar right with respect to the withholding tax liability incurred in connection with the exercise of the Reload Option.